EXHIBIT 10.1

                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT
                    BETWEEN DOTRONIX, INC. AND KURT T. SADLER
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Reference is hereby made to that Employment Agreement dated September 8, 2003, between Dotronix, Inc., a Minnesota corporation (hereinafter "Dotronix"). and Kurt T. Sadler (hereinafter "Sadler").

     Dotronix and Kling hereby agree to amend the Employment agreement as follows:

Paragraph 5, Stock option grants, shall be amended to read as follows:

     Dotronix agrees to issue stock options for 50,000 shares of common stock to Sadler under the 1999 Stock Incentive Plan. The vesting date shall be as follows; 12,500 shares shall vest on the date of issuance of the stock option grant, 12,500 shares shall vest on April 1, 2004, 12,500 shares shall vest on October 1, 2004, and 12,500 shares shall vest on April 1, 2005. The option price for the 50,000 shares shall be the closing price of the stock on the grant date. Each stock option shall be for 10 years. Once a grant has been made it will remain in effect until it expires 10 years after issuance.

Paragraph 6 (b) Severance Benefit shall be amended to read as follows:

     In the event Sadler's employment terminates following a Change of Control as defined in Section 11 below, any unvested shares shall immediately vest.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of November 17, 2003

     DOTRONIX, INC.


     By /s/ Robert V. Kling
     Robert V. Kling
     Chief Financial Officer


     /s/ Kurt T. Sadler
     Kurt T. Sadler






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